CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation in this registration statement of Fidelity BancShares (N.C.), Inc. and FIDBANK Capital Trust I on Form S-1 (Amendment No.
2) of our report dated February 28, 1997, except as to the last paragraph, as to which the date is February 5, 1999, on our audit of the consolidated statements of income, changes in shareholders' equity and cash flows of Fidelity BancShares (N.C.), Inc. for the year ended December 31, 1996. We also consent to the reference to our firm under the captions "Experts" and "Change in Accountants".

                                                 /s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
April 21, 1999